UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 2, 2012

Solutia Inc.

(Exact name of registrant as specified in its charter)

Delaware

(State of incorporation)

001-13255	43-1781797
(Commission File Number)	(IRS Employer Identification No.)

200 South Wilcox Drive Kingsport, TN	37662
(Address of principal executive offices)	(Zip Code)

(423) 229-2000

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligations of the registrant under any of the following (See General Instruction A.2 below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.01. Completion of Acquisition or Disposition of Assets.

On July 2, 2012, Solutia Inc., a Delaware corporation (the “Company”), completed its previously announced merger (the “Merger”) pursuant to the Agreement and Plan of Merger, dated January 26, 2012 (the “Merger Agreement”), by and among Eastman Chemical Company, a Delaware corporation (“Eastman”), Eagle Merger Sub Corporation, a Delaware corporation and a wholly-owned subsidiary of Eastman (“Merger Sub”), and the Company. Pursuant to the Merger Agreement, Merger Sub merged with and into the Company, with the Company surviving the Merger as a wholly-owned subsidiary of Eastman.

At the effective time of the Merger (the “Effective Time”), each share of common stock of the Company issued and outstanding immediately prior to the Effective Time (other than shares owned by the Company as treasury stock and shares held by shareholders properly exercising their appraisal rights) was cancelled and converted automatically into the right to receive, in accordance with the terms of the Merger Agreement, (1) $22.00 in cash, without interest, and (2) 0.12 shares of common stock of Eastman (together, the “Merger Consideration”).

Also at the Effective Time:

•

each outstanding option to acquire shares of the Company’s common stock issued under the any of the Company’s equity incentive plans (the “Plans”), whether or not then vested or exercisable, was cancelled and terminated in exchange for the right to receive, in cash, the amount by which the cash value of the Merger Consideration (using the five-day average trading price of Eastman common stock ending on (and including) the trading day that was two days prior to the Effective Time) exceeded the exercise price for such option;

•

restrictions on any restricted shares of the Company’s common stock issued under any Plan lapsed, and such shares became fully vested, and the holder thereof became entitle to receive, for each such restricted share, the Merger Consideration;

•

each restricted stock unit issued under any Plan was converted into a vested right to receive, in cash, the value of the Merger Consideration (using the five-day average trading price of Eastman common stock ending on (and including) the trading day that was two days prior to the Effective Time); and

•

restrictions on any performance share award or performance share unit award granted under any Plan (each, a “Performance Share”) lapsed, and such Performance Shares became vested based on no greater than the performance results for the applicable performance period according to the relevant award provisions, and the holder thereof became entitled to receive, in the case of each Performance Share in the form of restricted stock, the Merger Consideration and, in the case of each Performance Share in the form of restricted stock units, the cash value of the Merger Consideration (using the five-day average trading price of Eastman common stock ending on (and including) the trading day that was two trading days prior to the Effective Time).

In addition, as of the Effective Time, each warrant to purchase shares of the Company’s common stock (the “Company Warrants”) issued under the Warrant Agreement, dated February 28, 2008, between the Company and the warrant agent named therein (the “Warrant Agreement”) was assumed by Eastman and converted into a warrant to acquire, upon exercise, on substantially the same terms and conditions as were applicable to such warrant immediately prior to the Effective Time, the Merger Consideration (the “Eastman Warrants”).

Furthermore, pursuant to the Rights Agreement, dated as of July 27, 2009, between the Company and the rights agent named therein, as amended (the “Rights Agreement”), the Rights Agreement and the rights issued thereunder (the “Company Rights”) terminated immediately prior to the Effective Time.

The foregoing description of the Merger, and the rights of holders of the Company’s common stock, Company Warrants and Company Rights under the Merger Agreement, does not purport to be complete and is qualified in its entirety by reference to the Merger Agreement, which is attached as Exhibit 2.1 hereto and incorporated herein by reference and, with respect to each of the Company Warrants and the Company Rights, is further qualified by reference to the Warrant Agreement and Rights Agreement, as amended, previously filed with the Securities and Exchange Commission (the “SEC”).

Item 3.01. Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing.

On July 2, 2012, in connection with completion of the Merger, the Company notified the New York Stock Exchange (the “NYSE”) that trading in the Company’s common stock should be suspended and the listing of the Company’s common stock on the NYSE should be removed. In addition, the Company requested that the NYSE file with the SEC an application on Form 25 to delist and deregister the Company’s common stock under Section 12(b) of the Securities Exchange Act of 1934 (the “Exchange Act”). The Company intends to file with the SEC a Form 15 requesting that the reporting obligations of the Company with respect to the Company’s common stock under Sections 13(a) and 15(d) of the Exchange Act be suspended.

Item 3.02 Unregistered Sales of Equity Securities.

Also on July 2, 2012 and following the completion of the Merger, the Company issued 24 shares of its common stock to Eastman for $244 million in a transaction exempt from the registration requirements under the Securities Act of 1933 pursuant to an exemption provided by Section 4(2) thereunder. The proceeds therefrom were used by the Company in connection with the Redemptions (defined below).

Item 3.03. Material Modification to Rights of Security Holders.

The information set forth under Item 2.01 of this Current Report on Form 8-K (this “Report”) is incorporated herein by reference.

Also on July 2, 2012 and following the completion of the Merger, 92 shares of then-outstanding common stock of the Company which were owned by a separate wholly-owned subsidiary of Eastman, and which shares constituted certain of the previously outstanding shares of common stock of Merger Sub, were converted into 92 shares of Series A Preferred Stock of the Company, par value $0.01 per share (the “Preferred Stock”). The terms, rights, obligations and preferences of the Preferred Stock are set forth in the Certificate of Designation, Preferences and Rights of Series A Preferred Stock of Solutia Inc. (the “Certificate of Designations”) filed with the Secretary of State of the State of Delaware on July 2, 2012.

The holders of Preferred Stock are entitled to receive annual dividends, when and if declared by the Company’s board of directors (the “Board”), equal to the product of (1) the sum of (a) the London Interbank Offered Rate for one year as of the date of issuance and each anniversary thereof and (b) 150 basis points and (2) $3,050,000 per share (the “Invested Amount”). Dividends will commence accruing from and after the date of issuance and will accrue whether or not declared by the Board. Upon any liquidation, dissolution or winding up of the Company, no distribution will be made to holders of shares ranking junior to the Preferred Stock, unless the holders of Preferred Stock have received the Invested Amount, plus all accrued and unpaid distributions thereon.

The Preferred Stock may be redeemed at the option of the Company upon payment to the holders of the Preferred Stock of the Invested Amount, plus accrued and unpaid dividends thereon. The Company must redeem the Preferred Stock on July 2, 2032 upon payment to the holders of the Preferred Stock of the Invested Amount, plus accrued and unpaid dividends thereon. Holders of shares of Preferred Stock have no voting rights.

The foregoing description of the rights of holders of the Company’s Preferred Stock does not purport to be complete and is qualified in its entirety by reference to the Certificate of Designations, which is attached as Exhibit 3.2 hereto and incorporated herein by reference.

Item 5.01. Changes in Control of Registrant.

A change of control of the Company occurred on July 2, 2012, upon the filing of the Certificate of Merger with the Secretary of State of the State of Delaware, at which time Merger Sub merged with and into the Company. As a result, the Company became a wholly-owned subsidiary of Eastman, with Eastman owning all of the Company’s common stock.

Eastman paid a total of approximately $2.7 billion in cash and issued 14,686,067 shares of its common stock to the Company’s stockholders in the Merger. In addition, as a result of the assumption of the Company Warrants in the Merger, as of the Effective Time, there were 4,481,250 Eastman Warrants outstanding, which are potentially exercisable for cash and an aggregate of up to 537,750 shares of Eastman’s common stock.

The cash component of the purchase price paid in the Merger was funded from (i) borrowings under Eastman’s Five-Year Senior Term Loan Credit Agreement, dated February 29, 2012, by and among Eastman, the initial lenders named therein, Citibank, N.A., as administrative agent, Citigroup Global Markets Inc. and Barclays Capital Inc. (“Barclays”), as joint lead arrangers, and Barclays, as syndication agent; and (ii) proceeds from Eastman’s previously disclosed issuance and sale of $2.4 billion of notes on June 5, 2012.

The information set forth in Item 2.01 and Item 3.03 of this Report is incorporated herein by reference.

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

In connection with, and at the Effective Time of, the Merger, David A. Golden, Vice President, Associate General Counsel and Secretary of Eastman and the sole director of Merger Sub, became the sole member the board of directors of the Company and all committees thereof.

Also in connection with completion of the Merger, each of the Company’s principal executive officer, president, principal financial officer, principal accounting officer and principal operating officer ceased their respective employment by the Company and, at the Effective Time, Brad A. Lich, Vice President and General Manager, Coatings, Adhesives, and Specialty Polymers and Inks Business of Eastman, became the President of the Company, and Christopher J. Bray, the former Vice President and Corporate Controller of the Company, became the Corporate Controller of the Company.

Mr. Lich, age 44, joined Eastman in 2001, and has held director positions in the paint and coatings and global and product marketing areas. Mr. Lich became general manager of marketing chemicals in 2003, was appointed Vice President, Global Marketing in 2005 and was appointed to his current office with Eastman in August 2008.

Mr. Bray, age 51, was the Company’s Vice President and Corporate Controller from August 2011 until the Effective Time. Prior to assuming this role, Mr. Bray was Director of Global Business Financial Analysis of the Company from June 2010 and Vice President, Finance for the Company’s Technical Specialties business from January 2009. Mr. Bray served as Finance Director, EMEA for Avnet Inc. from April 2008 until January 2009. Prior to this, he was Controller for Flexsys Inc. from 2005.

Item 5.03. Amendments to Articles of Incorporation or Bylaws; Changes in Fiscal Year.

In connection with the closing of the Merger, the Company’s certificate of incorporation and bylaws were amended in their entirety to be identical to the certificate of incorporation and bylaws of Merger Sub, except that the name of the Company remained “Solutia Inc.” and a provision was added to the certificate of incorporation to provide for the issuance of preferred stock. Copies of the Company’s fourth amended and restated certificate of incorporation and second amended and restated bylaws are attached as Exhibits 3.1 and 3.3 hereto, respectively, and are incorporated herein by reference.

The information set forth in Item 3.03 of this Report with respect to the Certificate of Designations is incorporated herein by reference.

Item 8.01 Other Events.

In connection with the completion of the Merger and on July 2, 2012, the Company issued notices of redemption to holders of all of the Company’s outstanding 8 3/4% Senior Notes due 2017 (the “8 3/4% Notes”) and 7 7/8% Senior Notes due 2020 (the “7 7/8% Notes” and, together with the 8 3/4% Notes, the “Notes”), and satisfied and discharged its obligations under the respective indentures relating to the Notes (the “Redemptions”). Of the outstanding principal amount of each of the 8 3/4% Notes and the 7 7/8% Notes, approximately 32.25% and 30.33%, respectively, will first be redeemed as a result of a qualified “Equity Offering” (as defined in the applicable indenture), on August 1, 2012, and the remaining principal amount of each series of Notes will thereafter be redeemed at the applicable “make whole” price in the respective indenture on August 2, 2012.

A copy of the press release announcing the Redemptions is attached as 99.1 hereto and incorporated herein by reference.

Item 9.01. Financial Statements and Exhibits

(d) Exhibits

Exhibit Number	Exhibit Description

2.1	Agreement and Plan of Merger, dated as of January 26, 2012, by and among Solutia Inc., Eastman Chemical Company, and Eagle Merger Sub Corporation (incorporated by reference to Exhibit 2.1 of the Current Report on Form 8-K of Solutia Inc. filed on January 30, 2012)

3.1	Fourth Amended and Restated Certificate of Incorporation of Solutia Inc.

3.2	Certificate of Designation, Preferences and Rights of Series A Preferred Stock of Solutia Inc.

3.3	Second Amended and Restated Bylaws of Solutia Inc.

99.1	Press release, dated July 2, 2012

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SOLUTIA INC.

Date: July 2, 2012	By:	/s/ Brian L. Henry
	Name:	Brian L. Henry
	Title:	Secretary

INDEX TO EXHIBITS

Exhibit Number	Exhibit Description

3.1	Fourth Amended and Restated Certificate of Incorporation of Solutia Inc.

3.2	Certificate of Designation, Preferences and Rights of Series A Preferred Stock of Solutia Inc.

3.3	Second Amended and Restated Bylaws of Solutia Inc.

99.1	Press release, dated July 2, 2012